EXHIBIT 10(c)(10)

CLECO CORPORATION
Supplemental Executive Retirement Plan
Amended and Restated Effective January 1, 2009
Amendment No. 3
(No New Participants)

Whereas, Cleco Corporation (the “Company”) maintains the Supplemental Executive Retirement Plan, most recently amended and restated effective as of January 1, 2009, and most recently amended effective October 28, 2011, which plan is intended to be a non-qualified deferred compensation arrangement structured in the form of a defined benefit plan (the “SERP”);

Whereas, the Board of Directors of the Company now desires to limit participation in the SERP;

Now, Therefore, Be It Resolved, that no new participants shall be added to the SERP on or after August 1, 2014, but that in all other respects the terms of the SERP shall be ratified and confirmed; and

Further Resolved, that the Chief Executive Officer, the Senior Vice President (“SVP”) - Chief Financial Officer, the SVP - Corporate Services & Information Technology, and the SVP - General Counsel & Director - Regulatory Compliance (each an “Authorized Officer”), acting singly, are hereby authorized, empowered and directed to take any and all actions which they, in their sole discretion, shall deem necessary or advisable in order to accomplish the closure of the SERP as contemplated herein; and

Further Resolved, that each Authorized Officer is hereby authorized and empowered to take any and all actions to prepare, execute and file such documents, to enter into such agreements with such persons and to take any and all other actions which he or she, in his or her sole and absolute discretion, shall deem necessary or advisable in connection with the foregoing resolutions; and

Further Resolved, that all actions heretofore taken by any Authorized Officer with respect to the closure or the modification of the SERP, that would have been authorized by these resolutions, if taken after their adoption, are hereby ratified and confirmed.

This Amendment No. 3 was approved by the Board of Directors of Cleco Corporation on July 24, 2014, to be effective as of the date set forth herein.

Cleco Corporation

By:     /s/ Judy P. Miller

Its: Senior Vice President, Corporate Services

Date: July 24, 2014